UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

Franklin Street Properties Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880-6210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2014, Franklin Street Properties Corp. (“our” or the “Registrant”) held its 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”). The 2014 Annual Meeting was called for the following purposes: (1) to elect two Class III directors to serve until the 2017 annual meeting, (2) to ratify the Audit Committee’s appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014, and (3) to approve, by non-binding vote, executive compensation.

(1) The following table sets forth the names of the directors elected at the 2014 Annual Meeting for new three-year terms and the final number of votes cast for and withheld from each director.

Name	For	Withheld	Broker Non-Votes

George J. Carter	71,933,113	4,479,282	13,183,593

Georgia Murray	74,388,542	2,023,853	13,183,593

(2) The proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014 was approved. The final number of votes cast for or against or abstaining from voting on that proposal are listed below.

For	Against	Abstain

88,721,530	203,866	670,592

(3) The proposal to approve, by non-binding vote, executive compensation was approved. The final number of votes cast for or against or abstaining from voting on that proposal are listed below.

For	Against	Abstain	Broker Non-Votes

74,616,354	1,545,826	250,215	13,183,593

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2014	FRANKLIN STREET PROPERTIES CORP.
By:	/s/ George J. Carter
George J. Carter President and Chief Executive Officer